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EXHIBIT 99.1     PRESS RELEASE




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              [Northeast Pennsylvania Financial Corp. Letterhead]



NEWS  RELEASE
-------------

FOR IMMEDIATE RELEASE

DATE:       February 22, 2000
CONTACT:    Patrick J. Owens, Jr.
            Vice President/Treasurer
PHONE:      (570) 459-3722 office
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. COMPLETES
COMMON STOCK REPURCHASE PROGRAM.

Hazleton, Pa........ E. Lee Beard, President and Chief Executive Officer of
Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEP), the holding company for First Federal Bank (the "Bank"), announced that as of February 22, 2000 the Company has completed its repurchase of 209,034 shares of its common stock at an average cost of $9.83 per share. The stock repurchase program was previously approved by its Board of Directors to repurchase up to five percent of the Company's 5,800,683 outstanding shares.

Mrs. Beard indicated the Company would commence immediately the repurchase of an additional 551,065 of its common stock that was approved by the Office of Thrift Supervision (OTS) on February 1, 2000. The stock repurchase program was previously approved by the Company's Board of Directors and represents 10% of the Company's 5,510,649 shares outstanding.

Northeast Pennsylvania Financial Corp. is the holding company of Abstractors, Inc., a wholly-


                                  (continued)


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owned title insurance agency, Northeast Pennsylvania Trust Co., and First
Federal Bank, which serves Northeastern and Central Pennsylvania through thirteen full service office locations and a loan production office.

Statements contained in this news release, which are not historical facts, are forward- looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.